Exhibit 99.1

FOR FINAL DISTRIBUTION

TRX TO ACQUIRE HI-MARK SOFTWARE

Strengthens Leadership Position in Corporate Travel Data Reporting,

Broadens Client Base, and Deepens Technology Portfolio

ATLANTA, 07 December 2006 — TRX, Inc. (NASDAQ: TRXI), a leading, independent provider of transaction processing and data integration services to the global travel industry, today announced the execution of an agreement to acquire Hi-Mark Software, an Atlanta-based provider of data acquisition and business intelligence technologies. The acquisition is expected to close in January 2007.

Hi-Mark, established in 1993 by travel industry veteran Kevin Austin, has approximately 175 clients supporting over 1,000 companies around the world through its suite of data acquisition, data quality improvement, email notification, and business intelligence and reporting applications. Hi-Mark serves corporations, agencies, and airlines in the travel marketplace, as well as companies in the financial services and healthcare industries. Hi-Mark technologies deliver timely and effective information that allows corporations to make organizational improvements, improve service, and reduce costs.

“In the corporate travel marketplace today, it is all about better access to and understanding of global transaction data. The acquisition of Hi-Mark puts us in the best position to meet those critical market needs and directly supports our growth plan and our vision,” said TRX President & CEO Trip Davis. “Hi-Mark has an impressive client roster and technology portfolio that diversify our client base and open up both revenue growth and market expansion opportunities. Together, we’re one of the world’s leading, independent providers of data reporting applications that can handle all kinds of data – travel data, payment data, and expense data. We are ready to deliver on our vision to be the global leader in corporate travel data reporting.”

“I am excited about joining TRX, both for our Hi-Mark team and for our clients,” said Kevin Austin, President of Hi-Mark Software. “We bring proven data acquisition and business intelligence solutions to the table that will complement TRX’s existing DATATRAX data integration offering. TRX offers deep development talent and unrivaled experience in high volume travel and payment data matching and reporting. Together, we have data applications that we believe will meet the needs of any corporation, large or small.”

“The reality is that most companies have islands of data that they can’t easily share with other systems because of disparate data types and geographic diversity,” said Hi-Mark Chief Operating Officer, Tim Fahy. “Developed in response to market demands, we created the Hi-Mark suite of products to address this challenge. Now, as part of TRX, we’ll be able to make an even greater contribution to travel and other industries, such as financial services and healthcare.”

The two companies will continue to support their clients through the end of this year under their respective company and product brands. Existing clients of both companies can expect the same degree of quality service that TRX and Hi-Mark provide today. Upon the expected completion of the acquisition in January, TRX and Hi-Mark intend to integrate their operations and develop joint product plans by 31 March 2007. TRX and Hi-Mark data processing and reporting technologies will work to improve and simplify data integration and data quality for corporations so they can make better decisions about their travel spending and identify bigger savings opportunities.

“Hi-Mark is an ideal tuck-in acquisition. This is a hometown deal for two Atlanta companies. We have a clear integration path. The Hi-Mark leadership team is on board. This transaction is a straight-forward way for us to deploy capital and take advantage of the growth opportunities that we see in the corporate travel marketplace and potentially other industries,” Davis concluded.

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Copyright 2006 TRX, Inc. All rights reserved.

Page 2 of 2 - TRX to Acquire Hi-Mark Software

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our current beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, our ability to successfully integrate the operations of Hi-Mark or the failure to achieve the operational synergies from the transaction, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and the risk factors detailed from time to time in TRX’s periodic reports and registration statements filed with the Securities and Exchange Commission, including TRX’s Annual Report on Form 10-K for the year ended December 31, 2005.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

About TRX

TRX is a leading, independent provider of transaction processing and data integration services to the global travel industry. TRX provides five hosted technology and service offerings: RESX (Online Booking), SELEX (Agent Technology), CORREX (Automated Processing), TRANXACT (Settlement & Exceptions), and DATATRAX (Data Integration). TRX provides each of these solutions independently or as a comprehensive, integrated end-to-end processing suite for travel agencies, travel suppliers, large corporations, credit card issuers, and expense management companies. TRX is headquartered in Atlanta, Georgia with operations and associates in North America, Europe, and Asia.

About Hi-Mark Software

Hi-Mark Software is a leader in business intelligence software and services for the travel and healthcare industries. Over 1,000 companies in 25 countries use Hi-Mark to increase performance through insight into vast amounts of data, resulting in faster, more accurate business decisions; more profitable relationships with suppliers and higher organizational alignment. Hi-Mark provides leading data aggregation, data integrity, analytics and business intelligence. Since 1993, Hi-Mark has been giving customers around the world The Power of Knowledge®.

For further information contact:

Investor Contacts:	David D. Cathcart
TRX, Chief Financial Officer
(404) 929-6139

Media Contact:	Kira Perdue
Trevelino/Keller Communications Group for TRX
(404) 214-0722, extension 101
kperdue@trevelinokeller.com

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Copyright 2006 TRX, Inc. All rights reserved.